UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2023
Olaplex Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40860	87-1242679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Address Not Applicable1
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 691-0776
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OLPX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
1 Olaplex Holdings, Inc. is a fully remote company. Accordingly, it does not maintain a principal executive office.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 10, 2023, the Board of Directors (the “Board”) of Olaplex Holdings, Inc. (the “Company”) elected John P. Bilbrey to serve as a Class I director of the Board with a term expiring at the Company’s 2025 Annual Meeting of Stockholders and appointed Mr. Bilbrey as Executive Chair of the Board and as a member of the Compensation Committee of the Board (the “Compensation Committee”), effective immediately.
In connection with Mr. Bilbrey’s election to the Board and appointment as Executive Chair, Mr. Bilbrey entered into a letter agreement with the Company, pursuant to which he will receive compensation in lieu of compensation he would otherwise be entitled to under the Company’s Non-Employee Director Compensation Policy. Pursuant to the letter agreement, Mr. Bilbrey is entitled to receive an award of restricted stock units (“RSUs”) from the Company with an aggregate value on the date of grant of $400,000. The RSUs will vest in full on July 10, 2024, the first anniversary of the date of Board approval of his grant, subject to Mr. Bilbrey’s continued service on the Board. In addition, Mr. Bilbrey is entitled to receive aggregate cash compensation of $400,000 per year for his service on the Board and as Executive Chair, payable in arrears on a quarterly basis prorated for any calendar quarter of partial service. Mr. Bilbrey has also entered into a standard indemnification agreement in the form previously approved by the Board.
The foregoing summary of the letter agreement between Mr. Bilbrey and the Company is qualified in its entirety by reference to the full text of the letter agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On July 11, 2023, the Company issued a press release announcing the election of Mr. Bilbrey to the Board. The press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Letter Agreement dated July 10, 2023, by and between Olaplex Holdings, Inc. and John P. Bilbrey
99.1	Press Release dated July 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: July 11, 2023	Olaplex Holdings, Inc.

	By:	/s/ JuE Wong
	Name:	JuE Wong
	Title:	President and Chief Executive Officer